Exhibit 10.1

BUFFALO WILD WINGS, INC.
2012 EQUITY INCENTIVE PLAN

Declaration of Amendment

Pursuant to Section 15(c) of the document entitled “Buffalo Wild Wings, Inc. 2012 Equity Incentive Plan” (the “Plan”) and the authorization and direction of the Buffalo Wild Wings, Inc. Board of Directors at its February 14, 2017 meeting, the Plan is hereby amended as follows:

•	Subsection 6(b)(1) of the Plan is amended by deleting the word “three” that appears therein, and substituting in its place the word “two”.